Exhibit 99.01

PRESS RELEASE

Scripps announces plan to separate

into two publicly traded companies

Proposal would build on unique strengths of national, local media

For immediate release	(NYSE: SSP)
Oct. 16, 2007

CINCINNATI – The E. W. Scripps Company’s board of directors has unanimously authorized management to pursue a plan to separate Scripps into two publicly traded companies, one focused on creating national lifestyle media brands and the other on building market-leading local media franchises.

The two companies that would exist after the separation would be:

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Scripps Networks Interactive, which would consist of the national lifestyle media brands and associated enterprises that operate collectively as Scripps Networks, including television’s HGTV, Food Network, DIY Network, the Fine Living Television Network and Great American Country and their category-leading Internet businesses. The new company also would include online comparison shopping services Shopzilla and uSwitch and their associated Web sites. These businesses have combined annual revenue of approximately $1.4 billion and 2,100 employees.

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The E. W. Scripps Company, which would include daily and community newspapers in 17 U.S. markets; 10 broadcast television stations clustered among the nation’s largest 50 markets, including six ABC affiliates, three NBC affiliates and one independent station; the character licensing and feature syndication businesses operated by United Media; and Scripps Media Center in Washington D.C, which includes the Scripps Howard News Service. These businesses have combined annual revenue of about $1.1 billion and employ about 7,100 people.

“This is an important and logical next step for our shareholders, employees and all other stakeholders who have a direct interest in the success of our media businesses,” said Kenneth W. Lowe, president and chief executive officer for Scripps. “It’s our intention to create two publicly traded companies, each with a sharpened strategic focus that would foster continued growth, solid operating performance and a clear vision on how best to build on the specific strengths of our national and local media franchises.”

“The new company that would be created by the transaction – Scripps Networks Interactive — would be anchored by two of America’s most-watched and most successful cable television networks – HGTV and Food Network – and would benefit from the rapidly growing popularity of its newer lifestyle brands, DIY Network, Fine Living and Great American Country. HGTV and Food Network are each now available in more than 95 million U.S. television households and have proven themselves many times over to be valuable and efficient platforms for advertisers who want to reach engaged and motivated audiences. Further, our newer brands are each now available in about 50 million U.S. households and are having considerable success building loyal audiences of passionate viewers of their own.”

“On the Internet, Scripps Networks operates Web sites that are undisputed leaders in the lifestyle categories that we’ve popularized on TV,” Lowe said. “FoodNetwork.com consistently leads its content category and HGTV.com is the leading, purely home and garden content site on the Internet. Our growing portfolio of related interactive initiatives at Scripps Networks, along with our Internet search businesses – Shopzilla and uSwitch – would add to the new company’s overall potential for long-term growth.”

“At The E. W. Scripps Company, shareholders would benefit from the strength of our established, high-profile local media brands,” Lowe said. “These are businesses built on the company’s 130-year tradition of journalistic excellence, community service and local media innovation. The company’s portfolio of valuable media assets would include established print, online and broadcast franchises in some of the country’s most attractive and fastest growing markets, including West Palm Beach, The Treasure Coast, Tampa and Naples, all in Florida; East Tennessee’s Knoxville; California’s Ventura County and Phoenix in the Sun Belt.”

“Scripps newspapers, including the Pulitzer-prize winning Rocky Mountain News in Denver, reach more than 1 million readers every day — both in print and online — delivering up-to-the-minute news and information,” Lowe said. “Likewise, our network-affiliated television stations are viewable in markets representing 10 percent of the U.S. population. The Scripps Television Station Group has a solid reputation for journalistic excellence and community service and has garnered more than its share of Emmy, Peabody and Murrow awards – the broadcast industry’s top honors.”

“The E. W. Scripps Company also will benefit from the steady revenue it derives from its United Media subsidiary, which is the licensing and syndication home of Peanuts, arguably the world’s most famous comic strip, and 150 other features and intellectual properties, including Dilbert and Get Fuzzy, just to name two,” Lowe said. “About 2,400 newspapers in the U.S. and across the globe publish classic Peanuts strips, which is a testament to the enduring popularity of Charlie Brown, Snoopy and the strip’s entire cast of characters.”

The proposed separation would take the form of a tax-free dividend of stock in Scripps Networks Interactive distributed to all Scripps shareholders on a pro-rata basis. The separation is expected to be completed in the second quarter of 2008.

Following the separation each company will have two classes of common stock – Common Voting Shares and Class A Common Shares — as is the case now with The E. W. Scripps Company. Through its ownership of Common Voting Shares, The Edward W. Scripps Trust would maintain control of both companies by electing a majority of board members for each.

Both companies are expected to have strong, investment-grade balance sheets, which would enable them to pursue their respective growth opportunities. The current dividend paid by The E. W. Scripps Company is expected to be maintained upon completion of the separation, apportioned appropriately between the two companies.

In addition to approval of the final plan by the board of directors and approval by the holders of the company’s Common Voting Shares, completion of the separation will be contingent upon a favorable ruling from the Internal Revenue Service on the tax-free nature of the transaction and the filing and effectiveness of a Form 10 registration statement with the Securities and Exchange Commission.

The registration statement, which is expected to be filed in early 2008, will include relevant information about the companies, the proposed separation and related matters. The registration statement will be distributed to shareholders following completion of the SEC’s review.

Following the separation, it is anticipated that Lowe will become president and chief executive officer of Scripps Networks Interactive. At The E. W. Scripps Company, Richard A. Boehne, currently executive vice president and chief operating officer, is expected to become president and chief executive officer.

Corporate headquarters for both companies would be in Cincinnati. Changes are anticipated at corporate headquarters to accommodate the creation of two separate publicly traded companies.

The proposed separation is not expected to have a material effect on the day-to-day lives of employees working at the company’s television networks, newspapers, broadcast television stations, Internet search businesses, licensing and syndication subsidiary and other related businesses.

Upon completion of the transaction Class A Common Shares of both companies are expected to be traded on the New York Stock Exchange. As is the case currently at The E. W. Scripps Company, there will be no public market for the Common Voting Shares of both companies.

Conference call

The senior management team at Scripps will discuss the proposed separation plan during a telephone conference call at 10 a.m. EDT today. Scripps will offer a live audio Web cast of the conference call. To access the Web cast, visit www.scripps.com, choose “Shareholders” then follow the link in the “Upcoming Events” section.

To access the conference call by telephone, dial 1-800-762-7308 (U.S.) or 1-480-629-9025 (International), approximately 10 minutes before the start of the call. Callers will need the name of the call (company announcement) to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are provided access to the conference call on a listen-only basis.

A replay line will be open from 1:30 p.m. EDT today until 11:59 p.m. EDT Tuesday, Oct. 23. The domestic number to access the replay is 1-800-475-6701 and the international number is 1-320-365-3844. The access code for both numbers is 891390.

A replay of the conference call will be archived and available online for an extended period of time following the call. To access the audio replay, visit www.scripps.com approximately four hours after the call, choose “Shareholders” then follow the “audio archives” link on the left navigation bar.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses, including the proposed separation plan, that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-5 of its 2006 SEC Form 10K.

We undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps

The E. W. Scripps Company (www.scripps.com) is a diverse and growing media enterprise with interests in national cable networks, newspaper publishing, broadcast television stations, interactive media, and licensing and syndication.

The company’s portfolio of media properties includes: Scripps Networks, with such brands as HGTV, Food Network, DIY Network, Fine Living and Great American Country; daily and community newspapers in 17 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service; 10 broadcast TV stations, including six ABC-affiliated stations, three NBC affiliates and one independent; Scripps Interactive Media, including leading online search and comparison shopping services, Shopzilla and uSwitch; and United Media, a leading worldwide licensing and syndication company that is the home of PEANUTS, DILBERT and approximately 150 other features and comics.

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Contact: Tim Stautberg, The E. W. Scripps Company, 513-977-3826

Email: stautberg@scripps.com